POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Arthur S. Gabinet, Mitchell J. Lindauer, Randy G. Legg, Taylor V. Edwards, Amee Kantesaria and Brian Wixted each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director of, Oppenheimer Diversified Alternatives Fund, Oppenheimer Equity Income Fund, Inc., Oppenheimer Global Real Estate Fund, Oppenheimer International Value Fund, Limited Term New York Municipal Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Quest For Value Funds (on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Flexible Strategies Fund and Oppenheimer Small- & Mid- Cap Value Fund), Oppenheimer Rising Dividends Fund, Oppenheimer Rochester Limited Term Municipal Fund, and Rochester Fund Municipals, (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and registration statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, any reports required to be filed under section 16 of the Securities Exchange Act of 1934 and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 12th day of February, 2013.

DESIGNATION OF PRINCIPAL:

/s/ Edmund P. Giambastiani, Jr.

Edmund P. Giambastiani, Jr.

DESIGNATION OF AGENTS:

/s/ Arthur S. Gabinet	/s/ Brian Wixted
Arthur S. Gabinet	Brian Wixted

/s/ Randy G. Legg	/s/ Mitchell J. Lindauer
Randy G. Legg	Mitchell J. Lindauer

/s/ Taylor V. Edwards	/s/ Amee Kantesaria
Taylor V. Edwards	Amee Kantesaria